EXHIBIT 99

BANK 34
500 E. 10th STREET
ALAMOGORDO, NM  88310

Contact:  Jan R. Thiry
EVP/Chief Financial Officer
623.777.0570
j.thiry@bank34.com
FOR IMMEDIATE RELEASE – May 22, 2019

BANCORP 34, INC.
ANNOUNCES SECOND STOCK REPURCHASE PROGRAM
AND INITIAL QUARTERLY CASH DIVIDEND

Alamogordo, NM – May 22, 2019 – Bancorp 34, Inc. (“Bancorp 34”) (NASDAQ: BCTF), the holding company for Bank 34, announced that its Board of Directors approved a second stock repurchase and initial quarterly cash dividend.Under the repurchase program, the Company may repurchase up to 167,747 shares of its common stock, or approximately 5% of the current outstanding shares.  The initial quarterly cash dividend of $0.05 per share of common stock will be payable on June 18, 2019 to shareholders of record as of the close of business on June 4, 2019.

The repurchase program permits shares to be repurchased in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.  Repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interests of both Bancorp 34 and its stockholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and Bancorp 34’s financial performance. Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases.  The Company is not obligated to repurchase any particular number of shares or any shares in any specific time period.

Bancorp 34 previously paid a special dividend of $1.25 in May 2018.  Future declarations of dividends are subject to the determination and discretion of Bancorp 34’s Board of Directors.

Jill Gutierrez, President and Chief Executive Officer of Bancorp 34, stated “The stock repurchase and quarterly dividend programs both demonstrate confidence in our financial prospects over the long term and commitment to enhance shareholder value, while continuing to invest in our business and maintaining our strong capital position.  They also reflect our continued efforts to actively manage our capital while maintaining ample capacity to support organic growth and ongoing operations. The decision by the Board of Directors to initiate a regular quarterly dividend program represents a significant milestone in our history. The repurchase program also serves to offset some of the dilution to stockholders resulting from our 2017 equity incentive plan.  ”

The Company has received non-objection from the Federal Reserve Board with respect to both the stock repurchase and quarterly dividend programs.

Forward-Looking Statements
Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Bancorp 34’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, competition and the other risks described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Bancorp 34’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under federal securities laws.